UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 9, 2011

Tanke Biosciences Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53529	26-3853855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 2801, East Tower of Hui Hao Building, No. 519 Machang Road, Pearl River New City, Guangzhou, People’s Republic of China	510627
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +86-20-38859025

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

EXPLANATORY NOTE

On February 9, 2011, we acquired China Flying Development Limited (“China Flying”), a Hong Kong company, and its indirectly, controlled subsidiary Guangzhou Tanke Industry Co., Ltd. (“Guangzhou Tanke”), a PRC company, a leading animal nutrition and innovative feed additive provider in China pursuant to the Share Exchange Agreement (the “Share Exchange Agreement”), dated as of January 3, 2011, by and between Greyhound Commissary, Inc., China Flying and Golden Genesis Limited (“Golden Genesis”), a British Virgin Islands company and the sole shareholder of China Flying.  We refer to this transaction as the Share Exchange.  On February 10, 2011, we filed with the Securities and Exchange Commission (the "SEC") a current report on Form 8-K (the "Form 8-K") to provide required information regarding Guangzhou Tanke, which is our principal operating subsidiary and the Share Exchange.

Our Form 8-K included the financial statements for the fiscal years ended December 31, 2009 and 2008, as well as the nine-month period ended September 30, 2010 for Guangzhou Tanke. On May 13, 2011, we filed with the SEC our Form 8-K/A which included the financial statements for the years ended December 31, 2010 and 2009 of Guangzhou Tanke. When we prepared the Form 8-K and the Form 8-K/A we incorrectly determined that the acquisition of  Guangzhou Tanke was a reverse merger that resulted in Guangzhou Tanke being deemed the accounting acquirer.  As a result of this incorrect determination, we incorrectly filed the financial statements of Guangzhou Tanke on the Form 8-K and the Form 8-K/A.  Subsequent to those filings, we have determined that China Flying, through its wholly owned subsidiary Guangzhou Kanghui Agricultural Technology Co., Ltd., obtained control of Guangzhou Tanke.   Therefore, pursuant to FASB Accounting Standards Codification (“ASC”) No. 805, China Flying should be deemed to be the acquirer for accounting purposes.

As such, we are filing this amendment to the Form 8-K/A filed on May 13, 2011 in order to include the Management's Discussion and Analysis of Financial Condition and Results of Operations of China Flying as of and for the year ended December 31, 2010 and 2009, as well as the financial statements and related notes for such period and pro forma financial statements as of and for the year ended December 31, 2010 and 2009.

ITEM 2.02.  Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with our financial statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as its plans, objectives, expectations and intentions. Its actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements.

Overview

Pursuant to the Companies Ordinance of Hong Kong (“HK”), China Flying Development Limited (the ”Company" or “China Flying”) is a limited liability enterprise registered on  July 7, 2009 with 10,000 shares of common stock. The business of the Company is its holding of Guangzhou Kanghui Agricultural Technology Company (“Kanghui”) and Guangzhou Tanke Bio-Tech Co., Ltd. (“Tanke Bio-Tech”).

Kanghui was incorporated on May 27, 2010 and is a wholly-owned subsidiary of the Company. The initial paid-in capital from China Flying was $75,000. At December 31, 2010, Kanghui had no activities.

Tanke Bio-Tech was incorporated on July 5, 2005, and is engaged in the research and production of animal feed additives and premixed feed.  At the time of incorporation, Tanke Bio-Tech was 75% owned by Guangzhou Tanke Industry Co., Ltd (“Guangzhou Tanke”) and 25% owned by V-Jiang International Co.  On January 1, 2010, the Company purchased the 25% interest in Tanke Bio-Tech owned by V-Jiang International Co.

Critical Accounting Policies

While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Basis of Presentation

The Company’s consolidated financial statements have been stated in US dollars and prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Investment in Unconsolidated Entities

The Company’s investments in unconsolidated entities are recorded using the equity method in accordance with Accounting Standards Codification (“ASC”) 323, Investments - Equity Method and Joint Ventures.  Under this method, the investment is initially recognized at cost and adjusted thereafter to reflect the post acquisition change in the investor’s share of the net assets of the investee.  The profit or loss attributable to the investment in the investee is included in the Company’s income statement.

Such investments are assessed for impairment annually and more frequently if conditions change such that the Company’s carrying amount might not be recoverable. To date there have been no impairment charges.

Under the equity method, the Company incorporates its pro rata share of the investee’s operating results into its own operations. However, rather than include its share of each component (e.g., sales, cost of sales, operating expenses, etc.) the Company includes only its share of the investee’s net income as a separate line in its income statement.

Foreign Currency Translation

While the Company is organized in Hong Kong, its activities are denominated in the Chinese Renminbi (“RMB”). Therefore, the functional currency is the RMB. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates for the period.  Shareholders’ equity is translated at historical exchange rates. Any translation adjustments are included as a foreign exchange adjustment in other comprehensive income, a component of shareholders’ equity.

Exchange rates used for the foreign currency translation are as follows:

US$1 to RMB	2010	2009

Closing rate	6.6227	6.8282
Average rate	6.7255	6.8314

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Results of Operations

The following is a comparison between the Company’s results of operations for the years ended December 31, 2010 and 2009.

	Years Ended
	December 31,
	2010	2009	$ Change

Income from Tanke Bio-Tech	$960,247	$-	$960,247
Gain on bargain purchase of Tanke Bio-Tech	924,557	-	924,557
Administrative expenses	(250)	-	(250)
Income from operations	1,884,554	-	1,884,554
Income tax expense	-	-	-
Net income	$1,884,554	$-	1,884,554

Income from Unconsolidated Entity

The amount recorded as income from Tanke Bio-Tech represents our share of earnings from our 25% investment in Tanke Bio-Tech on January 1, 2010. It also includes $4,222 related to the amortization of the difference between the amount we invested and the value of the share we bought.  There was no income generated during 2009, as the investment did not occur until 2010.

Gain on Bargain Purchase of Tanke Bio-Tech

The amount recorded as a gain on the purchase of Tanke Bio-Tech represents the gain resulting from purchasing our 25% investment in Tanke Bio-Tech on January 1, 2010.  We paid $73,150 for 25% of Tanke Bio-Tech; but 25% of the net assets were valued at $1,175,587. As required by FASB Accounting Standards Codification (“ASC”) 323, Investments - Equity Method and Joint Ventures and ASC 805, Business Combinations, we performed an analysis of the actual assets on Tanke Bio-Tech’s books and determined that the long lived assets might not be worth as much as they had recorded. So we discounted those assets to zero. Then we still had a difference between what we paid and what we got. So we applied ASC 805 and recorded a bargain purchase gain for this difference.

There was no gain generated during 2009, as the investment did not occur until 2010.

Administrative Expenses

Administrative expenses represent bank fees and other miscellaneous administrative charges incurred during 2010.  There were no amounts incurred during 2009, as we had no activity.

Liquidity and Capital Resources

The following table provides detailed information about our net cash flows for the all financial statement periods presented in this report. To date, we have financed our operations from contributions and loans from our stockholder.

The following table sets forth a summary of our cash flows for the periods indicated.

	Year Ended
	December 31,	December 31
	2010	2009
Net cash used in operating activities	$(250)	$-
Net cash provided by financing activities	75,035	1,290
Net increase in cash	74,785	1,290

Net cash used in operating activities was $250 for the year ended December 31, 2010 compared to $0 in 2009.  Cash used in operating activities increased during 2010, as we had no operating activities in 2009.

Net cash provided by financing activities was $75,035 for the year ended December 31, 2010 compared to $1,290 in 2009.  The cash provided by financing activities during 2010 was due borrowings from a shareholder.  In 2009, our cash provided by financing activities amounted to $1,290, which was the result of capital contributions from shareholders upon the inception of the Company.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have, or are reasonably likely to have a current or future effect on our financial statements.

Recent Accounting Pronouncements

See Note 2 of the accompanying consolidated financial statements for a description of recent accounting pronouncements.

We do not anticipate that the adoption of these recent accounting pronouncements will have a material impact on our financial statements.

Item 9.01  Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

1.           The audited consolidated financial statements of China Flying as of and for the years ended December 31, 2010 and 2009 and related footnotes are attached hereto as Exhibit 99.1.

2.           The audited consolidated financial statements of Guangzhou Tanke Industry Co., Ltd. as of and for the years ended December 31, 2010 and 2009 and related footnotes are attached hereto as Exhibit 99.2. Such financial statements are included herewith as a component of the China Flying financial statements. China Flying obtained control of Guangzhou Tanke on January 3, 2011 and is therefore required to present theses audited financial statements in accordance with Reg S-X, Rule 3-05.

The following is an index to such financial statements:

Exhibit 99.1 - Audited financial statements of China Flying as of and for the fiscal years ended December 31, 2010 and 2009

Exhibit 99.2 - Audited financial statements of Guangzhou Tanke as of and for the fiscal years ended December 31, 2010 and 2009

(c)           Shell Company Transactions – Pro Forma Financial Information

The financial statements and the pro forma financial information required by Item 9.01(c) to Form 8-K are filed with this Current Report on Form 8-K as Exhibit 99.3.

(d)           Exhibits

Exhibit No.	Description
23.1	Consent of Parker Randall CF (H.K.) CPA Limited *
99.1	Audited financial statements of China Flying as of and for the fiscal years ended December 31, 2010 and 2009*
99.2	Audited financial statements of Guangzhou Tanke as of and for the fiscal years ended December 31, 2010 and 2009*
99.3	Pro forma financial information of the Company *

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2011	TANKE BIOSCIENCES CORPORATION

	By:	/s/ Guixiong Qiu
		Name:	Guixiong Qiu
		Title:	Chief Executive Officer